Exhibit 99.1

Press Release
www.shire.com

BLOCK LISTING SIX MONTHLY RETURN

May 23, 2013 - Shire plc (LSE: SHP, NASDAQ: SHPG)

Name of applicant:		Shire plc
Name of scheme:		2000 Executive Share Option Scheme
Period of return:	From:	November 23, 2012	To:	May 22, 2013
Balance of unallotted securities under scheme(s) from previous return:		3,476,451
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		29,569
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		3,446,882

Name of applicant:		Shire plc
Name of scheme:		Shire Sharesave Scheme
Period of return:	From:	November 23, 2012	To:	May 22, 2013
Balance of unallotted securities under scheme(s) from previous return:		115,392
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		95,000
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		Nil
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		210,392

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Name of applicant:		Shire plc
Name of scheme:		Portfolio Share Plan
Period of return:	From:	November 23, 2012	To:	May 22, 2013
Balance of unallotted securities under scheme(s) from previous return:		2,664,097
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		263,117
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		2,400,980

Name of applicant:		Shire plc
Name of scheme:		Employee Stock Purchase Plan
Period of return:	From:	March 6, 2013	To:	May 22, 2013
Balance of unallotted securities under scheme(s) from previous return:		Nil
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		90,000
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		Nil
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		90,000

Name of contact:	Tony Guthrie, Deputy Company Secretary
Address of contact:	Hampshire International Business Park Basingstoke, Hampshire, RG24 8EP
Telephone number of contact:	01256 894746

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We provide treatments in Neuroscience, Rare Diseases, Gastrointestinal, Internal Medicine and Regenerative Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

www.shire.com